                                                            "[ ]" INDICATES THAT
                                                            THE CONFIDENTIAL
                              DEVELOPMENT AGREEMENT         PORTION HAS BEEN
                                                            OMITTED AND FILED
                                       AMONG                SEPARATELY WITH
                                                            THE COMMISSION.

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED
ISS-Nagano GmbH
Grenzstrasse 28
D-01109 Dresden
Germany

                   - hereinafter called "ISS-Nagano" or "party" -

ISS Incorporated
625 River Oaks Parkway
San Jose, California  95134

                   - hereinafter called "ISS Inc." or "party" -

and

Robert Bosch GmbH
Postfach 30 02 20
D-70442 Stuttgart
Germany

                   - hereinafter called "RB" or "party" -

PREAMBLE

RB has developed and is in series production with an automotive stability control system for cars called "Vehicle Dynamics System" - hereinafter called "VDS". The VDS presently uses [ ] to be developed under this Agreement.

ISS Inc. through its strategic alliance with Nagano Keiki Seisakusho, Ltd. - hereinafter called "Nagano" - has exclusive access to media compatible pressure sensor elements. ISS Inc. has developed a broad portfolio of media compatible pressure transducers known as the HVP series using Nagano's pressure sensor elements. These products are currently in volume production at ISS Inc. for automotive and industrial applications.



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                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

To support and service European customers, ISS Inc. has established a subsidiary, ISS-Nagano in Dresden, Germany, in which Nagano holds an equity interest. ISS-Nagano is installing the necessary capacity and quality control systems to support automotive sensor production requirements.

ISS-Nagano intends to utilise the technology and experience gained with the product line of ISS Inc. and Nagano to develop - with the technical assistance of ISS Inc. and Nagano - pressure sensors with on-board diagnostics optimised to meet the stringent performance requirements specified by RB for VDS application. Under this Agreement a corresponding pressure sensor using a new ASIC will be developed and qualified for high volume production at ISS-Nagano with a provision for assembly, calibration and testing of these sensors by RB at a later date under appropriate business agreements.

The parties will establish an "Open Relationship" during the development phase and institute frank exchange of information among them in a timely manner for successful introduction of the pressure sensor with on-board diagnostics for VDS application.

1.   SCOPE

1.1 RB hereby gives and ISS-Nagano and ISS Inc. accept the order to carry out the development and testing of a pressure sensor with [ ] suited for mass-production - hereinafter called "Contractual Product" - for the Vehicle Dynamics system VDS on the basis of the HVP product family (hereinafter called "work")

     in accordance with the attached
     -  specification (Attachment 1),
     -  schedule including work program (Attachment 2).

     Further details of the work and any changes shall be agreed upon from case to case by the parties. A Coordinator shall be nominated by RB and by ISS-Nagano/ISS Inc.

1.2 ISS-Nagano will entrust suitable employees with the work and assumes responsibility that these employees fulfill the obligations of this Agreement.

1.3 In performing the work ISS-Nagano will apply the time and the degree of care necessary to achieve the best results in accordance with the newest acknowledged technical rules and know-how available at ISS-Nagano, ISS Inc. and Nagano.

1.4 Regular meetings on the state of work and its further performance shall be held at ISS-Nagano or RB at periodic intervals as agreed upon from time to time.


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

1.5 During the performance of the work ISS-Nagano will submit to RB written reports about the results at the report points as defined in Attachment 2 and will, not later than four weeks after the work has been fulfilled, submit a final written report about the results achieved.

1.6 ISS-Nagano will inform RB without delay, if any of their employees are or become aware of industrial property rights which may be relevant in connection with the work. ISS-Nagano is not obliged to make inquiries.

2.   WORKING RESULTS/INVENTIONS/PROPERTY

2.1 Any results, inventions or improvements, patentable or not, insofar as they represent secret know-how and are not state of the art made by either of the parties hereto during the course of performing its obligations hereunder shall be property solely owned by such inventing party.

     As far as the above results, inventions or improvements, patentable or not, are related to the manufacture, application, testing of or any other use in connection with the Contractual Products, the other party shall hereby have the right to use the above results, inventions or improvements in connection with the RB VDS.

     This license is irrevocable, non-exclusive, non-transferable and royalty-free and includes for RB the right to use on the same basis and to the same extent as mentioned before any and all results, inventions or improvements, patentable or not, related to the application, testing or resale in connection with the Contractual Products and/or background rights used therein which are owned or controlled by either ISS Inc. or ISS-Nagano.

2.2 Any results, inventions or improvements, patentable or not, jointly made by the parties hereto during the course of performing their obligations hereunder shall be jointly owned by both parties. A result, invention or improvement shall be deemed jointly and equally made if employees of both parties contribute to the development work for such result, invention or improvement itself and such contribution is not insignificant with respect to the contribution of the employee(s) of the other party.

     The costs and expenses for the industrial property rights jointly owned shall be equally borne by both parties.

     Either party is entitled to use such jointly owned property rights free of charge for its own requirements.

     Either party shall obtain the prior written consent from the other if it intends to give a license to any third party with regard to such jointly owned property rights.

2.3 Until three years after the Start of Production of Contractual Products ISS Nagano is entitled to use and exploit results, inventions and improvements made hereunder including jointly owned industrial property rights for third parties only outside the


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                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

     automotive brake field. ISS Nagano can, however, use and exploit such results, inventions and improvements in the automotive brake field during such three year period if RB has given its prior written consent to ISS Nagano or if RB is not purchasing from ISS Nagano at least the minimum volume of Contractual Products as stated in Attachment 3.

     After the end of the above-mentioned three year period, ISS Nagano is entitled to an unrestricted use and exploitation of such results, inventions, improvements and joint intellectual property.

     "Start of Production" of the Contractual Product shall mean that point in time when RB accepts the Initial Sample Inspection Report (ISIR) submitted by ISS-Nagano for the Contractual Product.

     Working results, inventions and improvements concerning the package body are excluded from Article 2.3.

3.   COMPENSATION

3.1 As consideration for the performance of the work and the rights granted to RB by this Agreement, RB shall pay to ISS-Nagano a total amount of [ ] at the completion of the corresponding Milestones as defined in Attachment 2, Page 1.

     Payments shall be made with additional VAT on ISS-Nagano's account 04 590 07700 Dresdner Bank, Bank code 850 800 00.

3.2  Invoices referring to the number B- . . . . under which this Agreement is filed shall be addressed to the RB-Coordinator mentioned in
     Section 1.1.

4.   COMPETING WORK FOR THIRD PARTIES

4.1 ISS Inc. and ISS-Nagano shall not make use of the specification of the Contractual Product or components thereof and not actively propose to third parties the specification of the Contractual Product or components thereof including modifications thereof made by RB in the design or manufacture of automotive sensors or components thereof for third parties.

4.2 ISS-Nagano is not entitled to hand out or sell any Contractual Products (A-, B- or C-samples or samples of final products) to a third party.

5. SUPPLY

5.1 If RB is installing Contractual Products in series production into its VDS, ISS-Nagano will submit an offer for supply of such Contractual Products to RB and, if accepted, supply RB on the basis of a supply agreement the details of which (specifications, volume, price, delivery schedule, quality etc.) are to be agreed upon in due time.

5.2 Competitive conditions (price, quality, delivery time etc.) provided, RB is willing to procure its requirements of Contractual Products from ISS-Nagano for a period of at least 3 years beginning after the start of series production.

5.3 ISS-Nagano shall specify its suppliers and sub-suppliers with regard to Contractual Products and RB-specific variants.

5.4 ISS-Nagano shall submit to RB the results of design and process FMEA-analysis, documents, specifications, processes for quality management and all relevant information in case of quality problems with regard to the development, manufacture, application and testing of Contractual Products.

6.   CONFIDENTIALITY/PUBLICATION

     Either party shall keep strictly confidential and secret towards third parties VSD-application related working results arising from this Agreement as well as technical and commercial information obtained from the other party under this Agreement as long and as far as this information is not in the public domain or unless the disclosing party waived further secrecy in writing. The obligation to keep confidential technical and commercial information terminates five years after expiration of this Agreement.

     ISS Inc. and ISS-Nagano, to the extent they have a need to know working results arising from this Agreement as well as technical or commercial information received from RB for the purposes set forth above, shall not be deemed third parties provided they abide by the obligations of this Agreement.

7.   TERM

7.1 This Agreement shall become effective after it has been duly signed by the parties and shall terminate at the Start of Production of Contractual Products at ISS-Nagano as defined in Attachment 2 but not later than
     31.12.1999 unless mutually prolonged in writing.

7.2  RB may terminate this Agreement prematurely without notice,

        - if it appears that the expected result cannot be obtained at all or not without considerably exceeding the projected costs or the date set forth above, or

        - if extraordinary circumstances occur, under which the continuation of this Agreement appears to be unreasonable for RB.

     In these cases ISS-Nagano is obliged to submit the working results already obtained to RB as planned. Costs of ISS-Nagano arisen up to the point of premature termination shall be borne by RB up to the maximum of the amount as stated in Section 3.1.

7.3  Sections 2, 4, 5, 6 and 9 shall survive any termination of this Agreement.

8.   MODIFICATIONS OR SUPPLEMENTS

8.1 This Agreement in English constitutes the entire understanding between the parties with respect to the subject matter indicated above and supersedes any previous oral or written agreement.

8.2  Any modifications or supplements to this Agreement as well as to this
     Section 8.2 shall be in writing and duly signed by the parties hereto to become legally binding.

9.   COURT OF ARBITRATION/APPLICABLE LAW/PLACE OF PERFORMANCE

     All disputes arising under this Agreement including those that may evolve from its coming into effect shall be settled in a final manner in accordance with the rules of arbitration of the Deutsche Institution fur Schiedsgerichtsbarkeit e.V. (DIS). The court of arbitration decides about the validity of this arbitration contract. The court's decision is final and binding.

     The chairman of the court of arbitration must possess the qualification to become a judge.

     Exclusive place of performance, jurisdiction and arbitration is Stuttgart.

     The language used for the proceedings of the court of arbitration shall be the German language.


Dresden,     17.5.96                    Stuttgart,     30.4.1996
        ---------------------------               ---------------------------
/s/ WOLFRAM BEYER                      /S/ KLAUS G. BORCHERS

ISS-NAGANO GMBH                         ROBERT BOSCH GMBH



San Jose,    17.5.1996
        ---------------------------
/s/ RAMESH SIRSI

ISS INCORPORATED

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                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                  Attachment 1

                                      [ ]

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                  Attachment 2

                                      [ ]

                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                       REQUESTED

                                  Attachment 3

                                      [ ]